AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2004
                                                      REGISTRATION NO. 333-75512
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE

                               AMENDMENT NO. 3 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            RELM WIRELESS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                NEVADA                                    3600                                  59-3486297
     (State or Other Jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of Incorporation or Organization)          Classification Code Number)                   Identification No.)

                                 ---------------

                                                                                 DAVID P. STOREY
                                                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                               RELM WIRELESS CORPORATION
                   7100 TECHNOLOGY DRIVE                                         7100 TECHNOLOGY DRIVE
               WEST MELBOURNE, FLORIDA 32904                                 WEST MELBOURNE, FLORIDA 32904
                      (321) 984-1414                                                (321) 984-1414
(Address, Including Zip Code, and Telephone Number, Including       (Name, Address, Including Zip Code, and Telephone
 Area Code, of Registrant's Principal Executive Offices)            Number, Including Area Code, of Agent for Service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                              ANDREW E. BALOG, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                          TELEPHONE NO.: (305) 579-0500
                          FACSIMILE NO.: (305) 579-0717

                                 ---------------




================================================================================

                          DEREGISTRATION OF SECURITIES

         On December 19, 2001, RELM Wireless Corporation, a Nevada corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1, File No. 333-75512 (the "Registration Statement"), registering non-transferable rights, units underlying such non-transferable rights, common stock and common stock purchase warrants underlying such units, common stock underlying such common stock purchase warrants, underwriter's warrants, common stock and common stock purchase warrants underlying such underwriter's warrants and common stock underlying such common stock purchase warrants, all in connection with the Registrant's public rights offering. The Registration Statement was declared effective by the SEC on February 11, 2002 and was subsequently amended by Post-Effective Amendment No. 1 thereto, as filed by the Registrant with the SEC on October 20, 2003 and declared effective by the SEC on October 29, 2003, and further amended by Post-Effective Amendment No. 2 thereto, as filed by the Registrant with the SEC on April 12, 2004 and declared effective by the SEC on April 21, 2004. As of May 31, 2004, the Registrant completed its rights offering. In accordance with the undertaking set forth in Item 17(a)(3) of Post-Effective Amendment No. 2 to the Registration Statement, the Registrant hereby deregisters the 23,690 shares of common stock that remain unsold pursuant to this Post-Effective Amendment No. 3 to the Registration Statement. The Registrant desires that the Registration Statement, as most recently amended by Post-Effective Amendment No. 2 thereto, no longer be considered effective with respect to any unsold shares of common stock as of the date of this Post-Effective Amendment No. 3 to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Relm Wireless Corporation has duly caused this Post-Effective Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of West Melbourne, State of Florida, on June 14, 2004.

                                       RELM WIRELESS CORPORATION


                                       By: /s/ David P. Storey
                                           -------------------------------------
                                           David P. Storey
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                    DATE
        ---------                                 -----                    ----
/s/ George N. Benjamin, III            Chairman of the Board           June 14, 2004
-----------------------------
George N. Benjamin, III*


/s/ David P. Storey            President and Chief Executive Officer   June 14, 2004
-----------------------------  (Principal Executive Officer) and
David P. Storey                              Director


/s/ William P. Kelly              Executive Vice President - Chief     June 14, 2004
-----------------------------  Financial Officer (Principal Financial
William P. Kelly                       and Accounting Officer)


/s/ Ralph Whitney, Jr.                       Director                  June 14, 2004
-----------------------------
Ralph Whitney, Jr.*


/s/ James C. Gale                            Director                  June 14, 2004
-----------------------------
James C. Gale*


/s/ Donald F.U. Goebert                      Director                  June 14, 2004
-----------------------------
Donald F.U. Goebert*


/s/ Randolph K. Piechocki                    Director                  June 14, 2004
-----------------------------
Randolph K. Piechocki*


    *By:/s/ David P. Storey
        ---------------------
            David P. Storey
            Attorney-in-Fact